Exhibit 4.2

EXERCISABLE ON OR AFTER [ ], 2019

AND UNTIL 5:00 P.M. (NEW YORK TIME) ON THE EXPIRATION DATE

CUSIP:
No.	Warrants to Purchase [____________] Shares

Warrant Certificate

SERIES A WARRANTS TO PURCHASE COMMON STOCK OF NUTRIBAND INC.

This Warrant Certificate certifies that [______________], or registered assigns, is the registered holder of Warrants (the “Warrants”) to acquire from Nutriband Inc., a Nevada corporation (the “Company”), the aggregate number of fully paid and non-assessable shares of common stock of the Company, par value $0.001 per share (the “Common Stock”), specified above for consideration equal to the Exercise Price (as defined in the Warrant Agreement (as defined below)) per share of Common Stock. The Exercise Price and number of shares of Common Stock and/or type of securities or property issuable upon exercise of the Warrants are subject to adjustment upon the occurrence of certain events as set forth in the Warrant Agreement. The Warrants evidenced by this Warrant Certificate shall not be exercisable after and shall terminate and become void as of 5:00 P.M., New York time, on [ ], 2024 (the “Expiration Date”).

The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of warrants expiring on the Expiration Date entitling the Holder hereof to receive shares of Common Stock, and is issued or to be issued pursuant to a Warrant Agency Agreement dated December [ ], 2019 (the “Warrant Agreement”), duly executed and delivered by the Company and American Stock Transfer & Trust Company, LLC, as warrant agent (the “Warrant Agent,” which term includes any successor warrant agent under the Warrant Agreement), which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Warrant Agent, the Company and the Holders (“Holders” meaning, from time to time, the registered holders of the warrants issued thereunder). To the extent any provisions of this Warrant Certificate conflicts with any provision of the Warrant Agreement, the provisions of the Warrant Agreement shall apply. A copy of the Warrant Agreement may be obtained by the Holder hereof upon written request to the Company at Nutriband Inc., 121 S. Orange Ave. Suite 1500, Orlando, Florida 32765, Attn: Chief Financial Officer. Capitalized terms not defined herein have the meanings ascribed thereto in the Warrant Agreement.

 The Warrants evidenced by this Warrant Certificate may be exercised, in whole or in part, at any time on or after November [ ], 2019 and on or before the Expiration Date, in the manner and subject to the terms of the Warrant Agreement including, but not limited to, Sections 4 and 8 thereof. Each exercise must be for a whole number of Warrant Shares.

The Warrant Agreement provides that upon the occurrence of certain events the Exercise Price set forth in this Warrant Certificate may, subject to certain conditions, be adjusted, and that upon the occurrence of certain events the number of shares of Common Stock and/or the type of securities or other property issuable upon the exercise of the Warrants evidenced by this Warrant Certificate shall be adjusted. The Warrant Agreement also provides for the automatic conversion of the Warrants under certain circumstances. No fractional share of Common Stock will be issued upon the exercise of the Warrants evidenced by this Warrant Certificate, but the Company will at its elcection either pay the cash value thereof determined as provided in the Warrant Agreement or round the fractional share to the next whole share.

Warrant Certificates, when surrendered at the office of the Warrant Agent by the registered Holder thereof in person or by such Holder’s legal representative or attorney duly appointed and authorized in writing, may be exchanged, in the manner and subject to the limitations provided in the Warrant Agreement, but without payment of any service charge, for another Warrant Certificate or Warrant Certificates of like tenor evidencing in the aggregate the right to purchase a like number of Warrant Shares.

Each taker and holder of this Warrant Certificate, by taking or holding the same, consents and agrees that the holder of this Warrant Certificate when duly endorsed in blank may be treated by the Company, the Warrant Agent and all other persons dealing with this Warrant Certificate as the absolute owner hereof for any purpose and as the person entitled to exercise the rights represented hereby or the person entitled to the transfer hereof on the register of the Company maintained by the Warrant Agent, any notice to the contrary notwithstanding, provided that until such transfer on such register, the Company and the Warrant Agent may treat the registered Holder hereof as the owner for all purposes.

The Warrants evidenced by this Warrant Certificate do not entitle any Holder to any of the rights of a stockholder of the Company.

This Warrant Certificate and the Warrant Agreement are subject to amendment as provided in the Warrant Agreement.

This Warrant Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Warrant Agent.

[The remainder of this page has been left intentionally blank.]

IN WITNESS WHEREOF, the undersigned have caused this Certificate to be executed as of the date set forth below.

NUTRIBAND INC.

By:
Name:
Title:

Dated:

Countersigned: AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC, as Warrant Agent

By:
Name:
Title:

[Signature page to Warrant Certificate]

FORM OF ASSIGNMENT

[To be completed and signed only upon transfer of Warrant]

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto __________________________________________________ the right represented by the within Warrant Certificate to purchase ______________ shares of common stock of Nutriband Inc. to which the within Warrant Certificate relates and appoints ____________________________________ attorney to transfer said right on the books of Nutriband Inc. with full power of substitution in the premises.

Dated:

Printed Name of Holder

Signature of Holder (signature must conform in all respects to name of holder as specified on the front page of the Warrant Certificate)

Title of Signatory (if Holder is not a natural person)

Address of Transferee:

Signature Guaranteed By:

The signature to this Form of Assignment must correspond with the name as it appears on the face of the Warrant Certificate in every particular. Officers signing on behalf of a corporation, partnership, trust or other entity must provide evidence of authority to assign the foregoing Warrant upon request of the Company or Warrant Agent. The signature must be guaranteed by a U.S. chartered bank or by a medallion signature guarantee from a member of a recognized Signature Medallion Guarantee Program.

FORM OF ELECTION TO PURCHASE

To Nutriband Inc.:

In accordance with [Warrant Certificate No. enclosed with this Form of Election to Purchase][the Global Warrant Certificate to be delivered in connection with this Form of Election to Purchase in the manner contemplated by the Warrant Agreement (as defined below)], the undersigned hereby irrevocably elects to exercise the Warrants evidenced by this Warrant Certificate with respect to Warrant Shares in accordance with the terms of the Warrant Agency Agreement dated [ ], 2019, between Nutriband Inc., a Nevada corporation, and American Stock Transfer & Trust Company, LLC, as warrant agent (the “Warrant Agreement”). Terms used and not defined herein have the meanings specified in the Warrant Agreement.

The Holder hereby agrees to pay the Aggregate Exercise Price, in lawful money of the United States, by certified check payable to the Warrant Agent, as agent for the Company, or bank draft payable to the order of the Company or by wire transfer of immediately available funds to an account designated in writing by the Company (or as otherwise agreed to by the Company) delivered to the Warrant Agent, together with any applicable taxes payable by the undersigned pursuant to the terms of the Warrant Agreement.

Unless the Warrant Shares will be delivered electronically via DWAC, the undersigned requests that certificates for the shares of Common Stock issuable upon this exercise be issued in the name of:

Name:
Address:

Social Security or Tax I.D. No.: _________________________

If the Warrant Shares will be delivered electronically via DWAC, the undersigned requests that the Warrant Shares issuable upon this exercise be issued to the following account:

Name of DTC Participant:
DTC Participant Number:
Name of Account at DTC Participant to be credited with the Warrant Shares:
Account Number at DTC Participant to be credited with the Warrant Shares:

This Election to Purchase is delivered by:

Signature (and title, if applicable) of Authorized Signatory of Holder

Name of Holder

Date

FORM OF CASHLESS EXERCISE ELECTION

(To be executed by the Warrant Holder only if there is not an effective registration statement covering the issuance of Warrant Shares on exercise of this Warrant)

To Nutriband Inc.:

 In accordance with [Warrant Certificate No. enclosed with this Form of Cashless Exercise] [the Global Warrant Certificate] to be delivered in connection with this Form of Cashless Exercise in the manner contemplated by the Warrant Agreement (as defined below)], the undersigned hereby irrevocably elects to exercise the Warrants evidenced by this Warrant Certificate with respect to Warrant Shares in accordance with the terms of the Warrant Agent Agreement dated [ ], 2019, between Nutriband Inc., a Nevada corporation, and American Stock Transfer & Trust Company, LLC, as warrant agent (the “Warrant Agreement”). Terms used and not defined herein have the meanings specified in the Warrant Agreement.

 The Holder hereby exercises this Warrant by a cashless exercise. The number of Warrant Shares to be issued shall be determined by the formula (A x (B-C))/B

For purpose of the foregoing formula:

A= the total number shares with respect to which this Warrant is then being exercised.

B= the VWAP on the Trading Day immediately preceding the date of this Form of of Cashless Exercise Election.

C= the Warrant Exercise Price then in effect at the time of such exercise.

As a result of the cashless exercise, unless this Warrant is being exercised in full, the number of shares of Common Stock issuable upon exercise of this Warrant shall be reduced by A (the total number of shares with respect to which the Warrant is being exercised).

Number of shares as to which this Warrant is exercisable:

Number of shares as to which the Warrant is being exercised:

VWAP on the Trading Day immediately preceding the date of delivery of this Form of Cashless Exercise

Number of Warrant Shares to be issued:

Unless the Warrant Shares will be delivered electronically via DWAC, the undersigned requests that certificates for the shares of Common Stock issuable upon this exercise be issued in the name of:

Name:
Address:

Social Security or Tax I.D. No.: _________________________

If the Warrant Shares will be delivered electronically via DWAC, the undersigned requests that the Warrant Shares issuable upon this exercise be issued to the following account:

Name of DTC Participant:
DTC Participant Number:
Name of Account at DTC Participant to be credited with the Warrant Shares:
Account Number at DTC Participant to be credited with the Warrant Shares:

This Election to Purchase is delivered by:

Signature (and title, if applicable) of Authorized Signatory of Holder

Name of Holder

Date

Warrant Shares Exercise Log

Date	Number of Warrant Shares Available to be Exercised	Number of Warrant Shares Exercised	Number of Warrant Shares Remaining to be Exercised